                    Exhibit 99.2 - Joint Filers' Signatures

Designated Filer: The Kroger Co.
Issuer & Ticker Symbol: Vitacost.com, Inc. (VITC)
Date of Event Requiring Statement: August 18, 2014

                  THE KROGER CO.
                  By: /s/ Christine S. Wheatley
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                  Name: Christine S. Wheatley
                  Title: Group Vice President, Secretary and General Counsel
                  Date: August 18, 2014

                  VIGOR ACQUISITION CORP.
                  By: /s/ Christine S. Wheatley
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                  Name: Christine S. Wheatley
                  Title: President
                  Date: August 18, 2014